                                                                    EXHIBIT 10.2



                           THE SPORTSMAN'S GUIDE, INC.

                           DEFERRED COMPENSATION PLAN

                           EFFECTIVE SEPTEMBER 1, 2002




                                             PREPARED BY:
                                             LEONARD, STREET AND DEINARD
                                             PROFESSIONAL ASSOCIATION/AMB
                                             150 S. FIFTH STREET #2300
                                             MINNEAPOLIS, MN 55402
                                                          (612) 335-1500



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                                TABLE OF CONTENTS


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
ARTICLE 1. DEFINITIONS, GENDER, AND NUMBER........................................................................1

   Section 1.1. Definitions.......................................................................................1

   Section 1.2. Gender and Number.................................................................................9

ARTICLE 2. DEFERRED COMPENSATION ACCOUNTS.........................................................................9

   Section 2.1. Establishment of Accounts.........................................................................9

   Section 2.2. Property of Company..............................................................................10

ARTICLE 3. PARTICIPATION.........................................................................................10

   Section 3.1. Who May Participate..............................................................................10

   Section 3.2. Time and Conditions of Participation.............................................................10

   Section 3.3. Termination of Participation.....................................................................10

   Section 3.4. Missing Persons..................................................................................11

   Section 3.5. Relationship to Other Plans......................................................................11

ARTICLE 4. ENTRIES TO THE ACCOUNT................................................................................11

   Section 4.1. Deferrals........................................................................................11

   Section 4.2. Company Contributions............................................................................14

   Section 4.3. Disability.......................................................................................14

   Section 4.4. Change in Eligibility Status.....................................................................15

   Section 4.5. Allocation to Accounts...........................................................................15

   Section 4.6. Earnings Crediting...............................................................................15

ARTICLE 5. DISTRIBUTION OF BENEFITS..............................................................................17

   Section 5.1. Election of Benefit Commencement.................................................................17

   Section 5.2. Benefit Commencement.............................................................................17


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
   Section 5.3. Form of Benefit Payment..........................................................................19

   Section 5.4. Death Benefits...................................................................................20

   Section 5.5. Minimum Amount and Frequency of Payments.........................................................22

   Section 5.6. Section 162(m) of the Code.......................................................................22

   Section 5.7. Acceleration of Distributions....................................................................22

   Section 5.8. Withdrawals......................................................................................23

   Section 5.9. Distributions on Plan Termination................................................................24

   Section 5.10. Claims Procedure................................................................................24

ARTICLE 6. FUNDING...............................................................................................26

   Section 6.1. Source of Benefits...............................................................................26

   Section 6.2. No Claim on Specific Assets......................................................................26

ARTICLE 7 ADMINISTRATION AND FINANCES............................................................................27

   Section 7.1. Administration...................................................................................27

   Section 7.2. Powers of Committee..............................................................................27

   Section 7.3. Actions of the Committee.........................................................................27

   Section 7.4. Delegation.......................................................................................28

   Section 7.5. Reports and Records..............................................................................28

ARTICLE 8. AMENDMENTS AND TERMINATION............................................................................28

   Section 8.1. Amendments.......................................................................................28

   Section 8.2. Termination......................................................................................28

ARTICLE 9. MISCELLANEOUS.........................................................................................29

   Section 9.1. No Guarantee of Employment.......................................................................29

   Section 9.2. Release..........................................................................................29

   Section 9.3. Notices..........................................................................................30



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
   Section 9.4. Nonalienation....................................................................................30

   Section 9.5. Tax Liability....................................................................................30

   Section 9.6. Parachute Payments...............................................................................31

   Section 9.7. Indemnification..................................................................................31

   Section 9.8. Captions.........................................................................................31

   Section 9.9. Applicable Law...................................................................................31

                           THE SPORTSMAN'S GUIDE, INC.
                           DEFERRED COMPENSATION PLAN
                           EFFECTIVE SEPTEMBER 1, 2002


         Effective September 1, 2002, The Sportsman's Guide, Inc. establishes a deferred compensation plan for the benefit of certain executive employees of the Company. The Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, as described in Sections 201(2), 301(a)(3) and 401(a)(1) of Title I of ERISA.

ARTICLE 1. DEFINITIONS, GENDER, AND NUMBER.

         Section 1.1. Definitions. Whenever used in the Plan, the following words and phrases shall have the meanings set forth below unless the context plainly requires a different meaning, and when a defined meaning is intended, the term is capitalized.

                  1.1.1. "Account" means the bookkeeping account used to measure and determine the amount of deferred compensation to be paid to a Participant or Beneficiary under the Plan, consisting of the Company Account, the Retirement Deferral Account and the Scheduled Withdrawal Account.

                  1.1.2. "Base Compensation" of a Participant for any Plan Year means the total annual salary paid by the Company to such individual for such Plan Year, including any amount which would be included in the definition of Base Compensation but for the individual's election to defer some of the individual's compensation pursuant to this Plan or any other deferred compensation plan established by the Company; but excluding any other remuneration paid by the Company, such as Incentive Compensation, bonuses, commissions, overtime, incentive compensation, stock options, distributions of compensation previously deferred, restricted stock, allowances for expenses (including moving expenses, travel expenses, and automobile allowances), severance pay, and fringe benefits, whether payable in cash or in a form other than cash. In the case of an individual who is a participant in a plan sponsored by the Company which is described in Section 401(k) or 125 of the Code, the term Base Compensation shall include any amount which would be included in the definition of Base Compensation but for the individual's election to reduce the individual's compensation and have the amount of the reduction contributed to or used to purchase benefits under such plan.

                  1.1.3. "Beneficiary" or "Beneficiaries" means the persons or trusts designated by a Participant in writing pursuant to Section 5.4.1 of the Plan as being entitled to receive any benefit payable under the Plan by reason of the death of a Participant, or, in the absence of such designation, the persons specified in Section 5.4.2 of the Plan.

                  1.1.4. "Board" means the Board of Directors of the Company as constituted at the relevant time.

                  1.1.5. "Cause" means the occurrence of one of the following:
         (a) a Participant's violation in any material respect of any agreement or representation set forth in any employment or other agreement, if any, between the Company and the participant; (b) the occurrence of an event that would constitute "cause" (or any similar concept) under any employment or other agreement, plan, or program that governs the Participant or by which the Participant is bound; (c) a Participant's willful violation of any material rule or policy of the Company or any theft or defalcation of property committed against the Company; (d) any continual willful or material failure by a Participant to comply with a reasonable and lawful direction of the Board or any duly authorized committee of the Board or the Chief Executive Officer of the Company;
         (e) the willful misconduct by Participant in the responsibilities reasonably assigned to the Participant; (f) conviction of or plea of nolo contendere by a Participant to a felony; or (g) other actions or omissions that reflect moral turpitude or threaten to materially and adversely reflect on the Company in the conduct of its business.

                  1.1.6. "Change in Control" of the Company means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 ("Exchange Act"), provided that, without limitation, such a Change in Control shall include and be deemed to occur upon the following events:

                           (a) Any person (as such term is defined in Sections 13(d) and 14(d)(2) of the Exchange Act) other than the Company, its subsidiaries or any employee benefit plan of the Company or its subsidiaries, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the then outstanding securities of the Company;

                           (b) The Incumbent Directors cease to constitute a majority of the Board of Directors of the Company. "Incumbent Directors" means the members of the Board of Directors of the Company at the Effective Date of the Plan and persons elected or nominated for election as their successors or pursuant to increases in the size of the Board by a vote of at least two-thirds of the Incumbent Directors and successors or additional members so elected or nominated;

                           (c) The shareholders of the Company approve a merger, combination, consolidation, recapitalization or other reorganization of the Company with one or more other entities that are not wholly-owned subsidiaries and, as a result of the transaction, less than 50% of the outstanding voting securities of the surviving or resulting corporation shall immediately after the event be beneficially owned in the aggregate by shareholders of the Company, determined as of the record date for determination of holders entitled to vote on the action or the day immediately prior to the event in the absence of a vote;

                           (d) The shareholders of the Company approve a plan of liquidation and dissolution or sale or transfer of all or substantially all of the Company's assets to an entity that is not a wholly-owned subsidiary.

                  1.1.7. "Code" means the Internal Revenue Code of 1986, as amended from time to time and any successor statute. References to a Code section shall be deemed to be to that section or to any successor to that section.

                  1.1.8. "Committee" means the Committee of one or more persons appointed by the Company's Board, or any person or entity designated by the Committee to administer the Plan pursuant to Section 7.4. In the absence of an appointed Committee, the Board shall serve as the Committee. As of the Effective Date, Chuck Lingen and Berghetta Schmidt are the members of the Committee.

                  1.1.9. "Company" means The Sportsman's Guide, Inc. a Minnesota corporation.

                  1.1.10. "Company Account" means a bookkeeping account established for a Participant for Company Contributions made to the Plan under Section 4.2.

                  1.1.11. "Company Contribution" means the contribution, if any, made by the Company under Section 4.2.

                  1.1.12. "Compensation" with respect to a Participant for any period means the sum of such Participant's Base Compensation paid, and Incentive Compensation accrued with respect to such period.

                  1.1.13. "Crediting Rate" with respect to any Plan Year means the rate or rates established by the Company to determine earnings and losses with respect to an Account. The Company, in its sole discretion may determine to permit Participants to select an investment index (i.e., mutual funds, annuities or bank collective funds) as a Crediting Rate for one or more Accounts. In such event the Crediting Rate shall be the performance of such index applied to amounts credited to a Participant's Deferral Accounts as set forth in Section 4.6. The Company may change such indices at any time or from time to time and can restrict or limit at any time and from time to time the Account(s) eligible for such inclusion. The Company has the discretion to determine the exact manner in which the Crediting Rate, including any investment indices, shall be calculated and applied to an Account. The Company also has the discretion to determine the Crediting Rate to apply as a default Crediting Rate to any Account for which a Participant fails or refuses to select a Crediting Rate. The Company shall not be liable to any person or entity, including the Participant, for losses or reduced gains associated with or relating to the selection or application of a particular Crediting Rate, whether as a default rate or otherwise.

                  1.1.14. "Deferral Account" means one or more of the Retirement Deferral Account or a Scheduled Withdrawal Account, according to the context.

                  1.1.15. "Disabled" or "Disability" with respect to a Participant shall have the same definition as in the then existing group long term disability plan of the Participant's Employer; or if there is no group long term disability plan covering the Participant, but there is one (and only one) such plan under which the Participant could have elected coverage as an employee of the Employer, then Disability shall have the same definition as in such group long term group disability plan. If the conditions of the previous sentence are not met, then Disability shall have the same definition as in such group long term group disability plan as selected by the Company. Disability shall be determined by a physician selected by the Company. A Participant shall cooperate with the Company, including making the Participant reasonably available for examination by physicians at the Company's request and at the Company's expense to determine whether or not the Participant is Disabled.

                  1.1.16. "Effective Date" means September 1, 2002, or as soon thereafter as administratively feasible, the date on which this Plan becomes effective.

                  1.1.17. "Eligible Executive" means any employee of the Company who is designated by the Committee, in its sole discretion, as an Eligible Executive. An employee shall cease to be an Eligible Executive if the Committee, in its sole discretion, determines not to designate the employee as an Eligible Executive for the year; or if the Committee, in its sole discretion, determines at any time that the employee should no longer participate in the Plan. The Committee shall notify any employee who has been an Eligible Executive and who is no longer an Eligible Executive.

                  1.1.18. "Employer" means with respect to a Participant the Company that employs that Participant.

                  1.1.19. "Enrollment Period" means the period during each Plan Year (ending no later than December 31st of the Plan Year) designated by the Committee during which new Accounts may be opened and deferral elections may be changed for Compensation accrued with respect to the immediately succeeding Plan Year. Provided, however, that for the initial Plan Year, the Enrollment Period shall be such time preceding the commencement of the initial year as the Committee shall determine; and for the initial year that an Employee is selected as an Eligible Executive, such period of time following selection as the Committee shall determine.

                  1.1.20. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute. References to an ERISA section shall be deemed to be to that section or to any successor to that section.

                  1.1.21. "Incentive Compensation" of a Participant for any Plan Year means the total remuneration paid to such Participant under the various cash incentive compensation programs maintained by the Company with respect to that Plan Year, including any amount which would be included in the definition of Incentive Compensation but for the Participant's election to defer some or all of the Participant's Incentive Compensation pursuant to this Plan or some other deferred compensation plan established by the Company; but excluding any other remuneration paid by the Company, such as Base Compensation, commissions, overtime, stock options, distributions of compensation previously deferred, restricted stock, allowances for expenses (including moving expenses, travel expenses, and automobile allowances), severance pay, and fringe benefits whether payable in cash or in a form other than cash. In the case of an individual who is a participant in a plan sponsored by the Company which is described in
         Section 401(k) or

         125 of the Code, the term Incentive Compensation shall include any amount which would be included in the definition of Incentive Compensation but for the individual's election to reduce the individual's compensation and have the amount of the reduction contributed to or used to purchase benefits under such plan.

                  1.1.22. "Maximum Annual Deferral" with respect to a Participant for a Plan Year means the sum of (i) 50% of the Participant's Base Compensation paid for such Plan Year; and (ii) 100% of the Participant's Incentive Compensation accrued for such Plan Year.

                  1.1.23. "Participant" means an Eligible Executive who has satisfied the requirements of Article 3.

                  1.1.24. "Plan" means The Sportsman's Guide, Inc. Deferred Compensation Plan, as set forth herein and as amended or restated from time to time.

                  1.1.25. "Plan Year" means January 1 through December 31. The first Plan Year shall be a short Plan Year from the Effective Date through December 31, 2002.

                  1.1.26. "Retirement" means a Participant's termination of employment with the Company at any age as a result of death or Disability; or a Participant's termination of employment with the Company on or after age 55. Provided, however, that except as set forth in a written termination agreement between the Participant and the Company, a Participant will not be considered to have attained "Retirement" if the Participant is or could have been terminated from employment for Cause.

                  1.1.27. "Retirement Account" means one or both of the Retirement Deferral Account or the Company Account, according to the context.

                  1.1.28. "Retirement Deferral Account" means a bookkeeping account that a Participant may have established for deferral of Compensation made to the Plan under Section 4.1.3.

                  1.1.29. "Scheduled Withdrawal Account" means one or both of the bookkeeping accounts that a Participant may have established for deferral of Compensation made to the Plan under Section 4.1.3. When a Participant opens a Scheduled Withdrawal Account, the Participant shall specify the date on which benefits are to commence pursuant to Section
         5.1.2. A Participant may have open no more than two Scheduled Withdrawal Accounts with positive balances at any time.

                  1.1.30. "Specified Date" means the date on which the Participant wishes to receive distributions from a Scheduled Withdrawal Account, as specified at the time that the Participant opens the Account.

                  1.1.31. "Trust" means the Trust under The Sportsman's Guide, Inc. Deferred Compensation Plan as amended from time to time.

         Section 1.2. Gender and Number. Except as otherwise indicated by context, masculine terminology used herein also includes the feminine and neuter, and terms used in the singular may also include the plural.

ARTICLE 2. DEFERRED COMPENSATION ACCOUNTS.

         Section 2.1. Establishment of Accounts. The Company shall establish one or more (but no more than four) Accounts for each Participant which shall be utilized solely as a device to measure and determine the amount of deferred compensation to be paid under the Plan to the Participant or the Participant's Beneficiaries.

         Section 2.2. Property of Company. Any amounts so set aside for benefits payable under the Plan are the property of the Company, except, and to the extent, provided in the Trust.

ARTICLE 3. PARTICIPATION.

         Section 3.1. Who May Participate. Participation in the Plan is limited to those Eligible Executives selected by the Committee for participation in the Plan.

         Section 3.2. Time and Conditions of Participation. An Eligible Executive shall become a Participant only upon the Eligible Executive's compliance with such terms and conditions as the Committee may from time to time establish for the implementation of the Plan, including but not limited to, any condition the Committee may deem necessary or appropriate for the Company to meet its obligations under the Plan. The Company may, in its sole discretion, purchase insurance on the lives of each Participant. The Committee may, in its sole discretion, reject for participation in the Plan Eligible Executives who fail or refuse to cooperate with the Company in obtaining insurance on their lives.

         Section 3.3. Termination of Participation. Once an individual has become a Participant in the Plan, participation shall continue until the first to occur of (a) payment in full of all benefits to which the Participant or the Participant's Beneficiary is entitled under the Plan, or (b) the occurrence of the event specified in Section 3.4 which results in loss of benefits. Except as otherwise specified in the Plan, the Company may not terminate an individual's participation in the Plan; provided, however, that if the Committee, in its discretion, determines that it is likely that a Participant would not be considered to be a member of a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(l) of ERISA, for any period, the Committee may require that no contributions be made to the Plan by or on behalf of such Participant during such period.

         Section 3.4. Missing Persons. If the Company is unable to locate the Participant or the Participant's Beneficiary for purposes of making a distribution, the amount of a Participant's benefits under the Plan that would otherwise be considered as nonforfeitable shall be forfeited on the first to occur of the following dates: (a) effective four years after the last date a payment of said benefit was made, if at least one such payment was made; (b) effective four years after the first date a payment of said benefit was directed to be made by the Company pursuant to the terms of the Plan, if no payments have been made; or (c) effective on the date of termination of the Plan. If a person is located after the date of such forfeiture, the benefits for such Participant or Beneficiary shall not be reinstated under the Plan.

         Section 3.5. Relationship to Other Plans. Participation in the Plan shall not preclude participation of the Participant in any other fringe benefit program or plan sponsored by the Company for which such Participant would otherwise be eligible.

ARTICLE 4. ENTRIES TO THE ACCOUNT.

         Section 4.1. Deferrals.

                  4.1.1. Deferral Elections. Each Participant wishing to defer Compensation under the Plan shall enter into a deferral election, which shall specify the amount of Compensation the Participant wishes to have deducted from the Participant's pay and contributed to the Plan. Deferral elections must specify the percentage (stated as an integer), or the dollar amount, or a combination of percentage and dollar amount, as

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         determined by the Committee in its discretion, of the Compensation that the Participant wishes to have deducted for a Plan Year.

                  4.1.2. Timing of Elections. For Eligible Executives who wish to participate in the Plan as of the Effective Date, the deferral election shall be entered into before the Effective Date. For Eligible Executives who become eligible to participate in the Plan after the Effective Date, the deferral election may be entered into during any Enrollment Period, which election shall then be effective for the portion of the Plan Year following the Enrollment Period. A Participant's deferral election shall remain in effect unless and until changed by the Participant. A Participant may change a deferral election only during an Enrollment Period, in which case the change shall be effective for Compensation earned and accrued during the immediately following Plan Year. Provided, however, that to the extent required by any other benefit plan of the Company, deferral elections under this Plan shall be suspended after a hardship withdrawal under the other benefit plan of the Company. Unless changed during the applicable Enrollment Period, the suspended deferral election shall be applied as soon as reasonably practicable after the termination of the suspension. A deferral election will be effective to defer Compensation earned after the deferral election is entered into, and not before. Provided, however, that for Eligible Executives eligible to participate in the Plan as of the Effective Date, the deferral election with respect to Incentive Compensation may also apply to Incentive Compensation earned or accrued before the Effective Date but paid during the Plan Year that begins on the Effective Date or the immediately following Plan Year. Provided, further, that for Eligible Executives who become eligible to participate after the Effective Date, the deferral election made during the first Enrollment Period after selection as an Eligible

         Executive may apply with respect to Incentive Compensation earned or accrued before the date of the deferral election but paid after the deferral election.

                  4.1.3. Allocation Between Accounts. At the time a Participant makes the Participant's initial deferral election, the Participant shall specify the Deferral Account(s) the Participant wishes to open in the Plan. A Participant with a deferral election shall always have at least one Deferral Account in the Plan and may, at the Participant's election, have up to three Deferral Accounts, specifically, a Retirement Deferral Account and two Scheduled Withdrawal Accounts. A Participant may open a new Deferral Account (up to a total of the three Deferral Accounts) during an Enrollment Period. A Participant shall specify in the Participant's deferral election the proportions in which the Participant's deferrals are to be allocated between the Participant's Retirement Deferral Account and the Participant's Scheduled Withdrawal Account(s). Provided, however, that no deferrals may be contributed to a Participant's Scheduled Withdrawal Account in the calendar year in which a distribution is to be made from said Account.

                  4.1.4. Limitation on Deferral Elections. A Participant may make a deferral election for any Plan Year provided that: (a) in no event may the amount deferred by a Participant for a Plan Year under the Participant's Deferral Account(s) exceed the Maximum Annual Deferral; (b) in no event may the amount deferred by a Participant for a Plan Year under the Participant's Deferral Account(s) be less than one percent of Base Salary, with respect to deferrals of Base Salary, or one percent of Incentive Compensation, with respect to deferrals of Incentive Compensation; (c) the Participant's remaining Compensation, after all deferrals, is sufficient to enable the Employer to withhold from the Participant's Compensation (i) any amounts necessary to satisfy withholding requirements under applicable tax law; (ii) the amount of any contributions which the Participant may be required to make or may have elected to make under the various benefit plans of the Company; and (iii) any other payroll deduction from Compensation required by law or authorized by the Participant; and (d) the Participant's remaining compensation is sufficient to classify the Participant as a highly compensated employee under Section 414(q) of the Code.

         Section 4.2. Company Contributions. For each Plan Year that commences on or after the Effective Date, the Company may, but is not required to make a contribution to the Plan on behalf of any Participant who was an Eligible Employee during the Plan Year. The amount of the contribution shall be the amount determined by the Company in its sole discretion. Such amount is not required to be uniform among the Eligible Employees, and the Company is permitted to make Company Contributions for some Eligible Employees and not for other Eligible Employees. Such Company Contributions can be expressed as a fixed dollar amount; a percentage of Compensation, Base Compensation, or Incentive Compensation; or as a matching contribution based on the Deferrals made by the Eligible Employee. A Company Contribution on behalf of a Participant pursuant to this Section 4.2 shall be allocated to the Company Account of the Participant on whose behalf the contribution is made.

         Section 4.3. Disability. If a Participant becomes Disabled, deferrals and Company Contributions shall continue to be allocated as described in Sections 4.1 and 4.2 during the period in which the Participant is entitled to receive Compensation from the Company, other than compensation under a long term disability plan. If a Participant continues to be Disabled after such period, deferrals and other Plan contributions will cease.

         Section 4.4. Change in Eligibility Status. If a Participant in the Plan ceases to be an Eligible Executive, the Participant's deferrals to the Plan shall cease. No further Company Contributions under Section 4.2 shall be made to the Plan unless and until the employee again becomes an Eligible Executive. The Participant's Account(s) shall continue to be credited with earnings and losses under Section 4.6 and shall be paid in accordance with Article 5.

         Section 4.5. Allocation to Accounts. During each Plan Year, the Company shall post to the appropriate Deferral Account(s) of each Participant the amount of Compensation to be deferred under such Deferral Account(s) as designated by the Participant in the Participant's deferral election in effect for that Plan Year. Such allocation shall occur as of the dates that the Compensation would have been paid to the Participant. The Company shall post to the Company Account the allocation under Section 4.2 as of the last day of the Plan Year for which the Company Contribution is made. The Company shall also post to the appropriate Account(s) amounts to be allocated to the Participant pursuant to Sections 4.3.

         Section 4.6. Earnings Crediting.

                  4.6.1. Earnings Credits for Accounts. Each Participant may request that an Account or Accounts be allocated to one or more Crediting Rates made available under the Plan and credited or debited, as the case may be, with such earnings or losses as the Account would have been credited or debited had it been actually invested in such Crediting Rates. The initial allocation request may be made at the time of opening of an Account. Once made, an investment allocation request shall remain in effect for all subsequent contributions until changed by the Participant. The Participant may change the investment allocation election by submitting a written request to the Committee. Participants may change elections no more than once in any calendar quarter. Such changes shall become effective as of the first day of the next quarter that is administratively feasible after the Committee receives such written request. Provided, however, that during the Plan Year in which a final distribution of a Participant's Account is expected to occur and for any Account for which no investment allocation has been made, the Committee may apply to that Account the default rate as described in Section 1.1.13 for that Plan Year. Allocation requests shall be subject to such other requirements as established by the Committee.

                  4.6.2. Period of Crediting Rates. Crediting Rates shall continue to be credited or debited until the payment of all amounts owed to the Participant under all Account(s).

                  4.6.3. No Guarantee of Account Value. The Participant agrees on behalf of the Participant and any Beneficiary to assume all risk in connection with any decrease in value of the Accounts resulting from the Participant's request and selection of any particular investment index under the Plan or from the application of any default Crediting Rate in accordance with the terms of this Plan.

                  4.6.4. No Actual Investment. The Company is under no obligation to make investments or change investments in a manner consistent with the investment indices available under the Plan. The elections made by the Participant are for purposes of determining earnings and losses to be credited to the Accounts and not for the purpose of determining any actual investment of the assets of the Company or the Trust, if any.

                  4.6.5. Participant Statements. At least annually, the Company shall provide each Participant with a statement of the Participant's Account(s).

ARTICLE 5. DISTRIBUTION OF BENEFITS.

         Section 5.1. Election of Benefit Commencement.

                  5.1.1. Distribution on Change in Control During a Participant's first Enrollment Period under this Plan, the Participant may elect to commence distribution of all Accounts upon a Change in Control, if such a Change in Control should occur before the Account would otherwise be payable under this Plan. If such election is not made at such time, then no acceleration of any Account shall occur upon a Change in Control under the Plan. If such an election is made and if distribution of an Account has commenced in installments before a Change in Control, the balance of the Account shall be paid in a lump sum within 90 days of the date of the Change in Control.

                  5.1.2. Scheduled Withdrawal Account. At the time a Participant opens a Scheduled Withdrawal Account under the Plan, the Participant shall establish the Specified Date for that Account. The Specified Date must be at least two years following the beginning of the Plan Year in which deferrals under the Scheduled Withdrawal Account commence.

         Section 5.2. Benefit Commencement.

                  5.2.1. Scheduled Withdrawal Account. Distribution of a Scheduled Withdrawal Account will be made in a lump sum during March of the calendar year in which the Specified Date occurs unless any of the following occurs before the Specified Date: (a) the Participant terminates employment for reason other than Retirement, in which event distributions will be made in a lump sum within 90 days following the Participant's termination of employment; (b) the Participant dies, in which event distributions will commence in the manner specified in
         Section 5.4.4; (c) there occurs a Change in Control and the Participant requested distribution to commence upon the Change in Control (as described in Section 5.1.1), in which event distribution will be made in a lump sum within 90 days following the Change in Control; (d) the Participant's Retirement occurs (other than by reason of death), in which event distribution will be made in a lump sum within 90 days following the date of Retirement; or (e) the Plan terminates, in which event distributions will be made in the manner specified in Section 8.2.

                  5.2.2. Retirement Deferral Account. Distribution of a Retirement Deferral Account will commence as of January of the Plan Year following Retirement (other than by reason of death) unless any of the following occurs before the Participant's Retirement (other than by reason of death): (a) the Participant terminates employment for reasons other than Retirement, in which event distributions will be made in a lump sum within 90 days following the Participant's termination of employment; (b) the Participant dies, in which event distributions will commence in the manner specified in Section 5.4.4; (c) there occurs a Change in Control and the Participant requested distribution to commence upon the Change in Control (as described in Section 5.1.1), in which event distribution will be made in a lump sum within 90 days following the Change in Control); or (d) the Plan terminates, in which event distributions will be made in the manner specified in Section 8.2.

                  5.2.3. Company Account. Distribution of a Company Account will be made in full if the Participant remains employed with the Company or an Affiliate until Retirement, a Change in Control, or termination of the Plan. Distribution will commence as of January of the Plan Year following Retirement (other than by reason of death) unless any of the following occurs before the Participant's Retirement (other than by reason of death): (a) the Participant dies, in which event distribution will commence in the manner specified in Section 5.4.4; (b) there occurs a Change in Control and the Participant requested distribution to commence upon the Change in Control (as described in Section 5.1.1), in which event distribution will be made in a lump sum within 90 days following the Change in Control); or (c) the Plan terminates, in which event distributions will be made in the manner specified in Section 8.2. Provided, however, that if the Participant terminates employment before there occurs a Retirement, Change in Control, or termination of the Plan, then the Participant will be paid in a lump sum within 90 days following the termination of employment the vested portion of the Participant's Company Account. The vested portion of the Participant's Company Account shall be 20% upon the Participant's completing one Year of Service, increasing 20% for each Year of Service thereafter so that the Participant becomes 100% vested after completing five Years of Service. For purposes of this Plan, "Year of Service" shall have the meaning given to it in The Sportsman's Guide, Inc. 401(k) Plan with respect to vesting in plan benefits. Provided, however, that a Participant who is or could have been terminated for Cause shall forfeit 100% of the Participant's Company Account. Upon Retirement, a Change in Control, or termination of the Plan, the Participant shall become 100% vested in the Company Account.

         Section 5.3. Form of Benefit Payment. At the time a Retirement Account under the Plan is opened for a Participant, the Participant shall select the period over which payments from the Account will be made. The Participant may elect to receive payment in the form of a lump sum or in annual installments over 5 to 20 years, or in a combination of lump sum and installments, except that a distribution upon a Change in Control or upon termination of employment (other than Retirement) will be distributed in the form of a lump sum only. The Participant may make an election with respect to distribution on death that is different from the election made with respect to distribution on Disability or Retirement for other reason. If no election is made at the time a Retirement Account is opened, the Participant shall be deemed to have made an election to receive payments from the Retirement Account in a lump sum. The Participant's selection of a method of benefit payment may be changed with an election filed with the Committee at least 13 months in advance of the date that benefit payments would otherwise commence to the Participant. A Participant's Account will continue to be credited during the payment period with earnings and losses as set forth in Section 4.6.

         Section 5.4. Death Benefits.

                  5.4.1. Beneficiary Designation. At the time a Participant begins participation in the Plan, the Participant may designate primary and contingent Beneficiaries for death benefits payable under the Plan. Such Beneficiaries may be individuals or trusts for the benefit of individuals. If the Participant is married at the time of the Participant's death, the designation of a primary Beneficiary other than the Participant's spouse as sole primary Beneficiary shall be valid only if the Participant's spouse has consented in writing to the naming of such primary Beneficiary and only if the spouse's consent has been notarized. A Beneficiary designation by a Participant shall be in writing on a form acceptable to the Committee and shall only be effective upon delivery to the Committee. A Beneficiary designation may be revoked by a Participant at any time by delivering to the Company a new Beneficiary designation form. The Beneficiary designation form last delivered to the Committee before the death of a Participant, if valid, shall control.

                  5.4.2. Failure to Designate. If there is no valid Beneficiary designation on file with the Company, or if all Beneficiaries designated by a Participant have predeceased the Participant, the benefits payable under the Plan by reason of the death of the Participant shall be paid to the Participant's spouse, if living; if the Participant does not leave a surviving spouse, to the Participant's issue by right of representation; or, if there are no such issue then living, to the Participant's estate. If there are benefits remaining unpaid at the death of a sole Beneficiary (who died after the Participant) under the Plan and if no successor Beneficiary has been designated, the remaining balance of the benefits under the Plan shall be paid to the deceased Beneficiary's estate, unless the Beneficiary designation form provides to the contrary. If there are benefits remaining unpaid at the death of a Beneficiary (who died after the Participant) who is one of multiple concurrent Beneficiaries, such remaining benefits shall be paid proportionally to the surviving Beneficiaries, unless the Beneficiary designation form provides to the contrary.

                  5.4.3. Death After Benefit Commencement. If a Participant dies after benefits have commenced pursuant to Section 5.2, the Participant's Account balance(s), if any, shall be paid to the Participant's Beneficiary in the same manner that benefits would have been paid to the Participant had the Participant survived. The Committee may, at its sole discretion, accelerate the timing of payments to the Beneficiary. Any Beneficiary may request such acceleration in writing to the Committee.

                  5.4.4. Death Before Benefit Commencement. If the Participant dies before distribution has commenced to the Participant, distribution to the Beneficiary shall be paid as elected by the Participant under
         Section 5.3, or in the absence of an election, in a lump sum within 90 days of death. The Committee may, at its sole discretion, accelerate payments to the Beneficiary. Any Beneficiary may request such acceleration in writing to the Committee.

                  5.4.5. Marital Deduction. If any benefits are payable under the Plan to the surviving spouse of a deceased Participant, the estate of the Participant's spouse shall be entitled to all remaining benefits, if any, at the spouse's death, unless specifically directed to the contrary by an effective Beneficiary designation.

         Section 5.5. Minimum Amount and Frequency of Payments. Notwithstanding anything in this Article 5 to the contrary, the Committee may adjust the length of the distribution period under this Article 5 in order to assure that any monthly installment is not less than $500. If the value of all Accounts at the date of initial distribution is less than $30,000, then, notwithstanding any other provision of the Plan to the contrary, the Committee may pay the Account in a lump sum.

         Section 5.6. Section 162(m) of the Code. Notwithstanding anything to the contrary in this Plan, a Participant's Employer may defer payment of any amounts otherwise required to be paid under this Plan in order to preserve the deduction for such payment under Section 162(m) of the Code.

         Section 5.7. Acceleration of Distributions. If the Internal Revenue Service determines that a Participant or Beneficiary has received an economic benefit or is in constructive receipt of a benefit under the Plan and has made a final assessment of an income tax deficiency with respect to such benefit or if a final judicial determination has been entered that an income tax deficiency exists, the Committee shall distribute to such Participant an amount equal to the taxable income recognized.

         Section 5.8. Withdrawals.

                  5.8.1. Hardship Withdrawal. Upon the application of any Participant, the Committee may permit such Participant to withdraw some or all of the amount in one or more of the Participant's Accounts, other than the Company Account. A Participant must provide the Committee with a written petition of the intent to withdraw from the Participant's Account at least 60 days (or such shorter time as permitted by the Committee in its discretion) before the date of withdrawal. No withdrawal shall be made under the provisions of this Section except for the purpose of enabling a Participant to meet immediate needs created by a severe financial hardship to the Participant or resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, loss of the Participant's property due to casualty, the Participant's Disability, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute a severe financial hardship will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved: (a) through reimbursement or compensation through insurance or otherwise; (b) by liquidation of the Participant's assets, to the extent such liquidation would not itself cause a severe financial hardship; or (c) by cessation of deferrals under the Plan, to the extent permitted under the terms of the Plan. If a withdrawal is permitted, the amount of the withdrawal shall be distributed to the Participant in a lump sum as soon as is administratively practicable following the requested withdrawal date. In addition, (a) the deferral election of the Participant for the remainder of the Plan Year shall be terminated and (b) the Participant may not enter into a new deferral election until a Plan Year that begins at least twelve months following the date of the withdrawal.

                  5.8.2. Early Distribution. Upon the application of any Participant, the Committee shall permit such Participant to receive a distribution of some or all of the amounts in an Account, other than the Company Account, before the time otherwise specified in the Plan for reasons other than financial hardship. Provided, however, that a request for a distribution of 75% or more of an Account shall be deemed to be and shall be treated as a request for a distribution of 100% of the Account. A Participant must give a written petition of the Participant's intent to receive such a distribution at least 60 days (or such shorter time as permitted by the Committee in its discretion) before the date of the distribution. Such a request may be made no more than once during any Plan Year. If a Participant elects to receive such a distribution a penalty shall be imposed such that the amount of the requested distribution shall be reduced by 10% (5% if the distribution occurs within 24 months following a Change in Control), which reduction shall be permanently forfeited by the Participant to the Company. In addition, (a) the deferral election of the Participant for the remainder of the Plan Year shall be terminated and (b) the Participant may not enter into a new deferral election until a Plan Year that begins at least twelve months following the date of the withdrawal.

         Section 5.9. Distributions on Plan Termination. Notwithstanding anything in Article 5 to the contrary, if the Plan is terminated, distributions shall be made in accordance with Section 8.2.

         Section 5.10. Claims Procedure.

                  5.10.1. Initial Claim for Benefits. The following shall apply with respect to claims of Participants for benefits under the Plan. The Committee shall give notice to a Participant within 90 days of the Participant's written application for benefits of the Participant's eligibility or noneligibility for benefits under the Plan. If the Committee determines that a Participant is not eligible for benefits or full benefits, the notice shall set forth (a) the specific reasons for such denial, (b) a specific reference to the provision of the Plan on which the denial is based, (c) a description of any additional information or material necessary for the claimant to perfect the claim, and a description of why it is needed, and (d) an explanation of the Plan's claims review procedure and other appropriate information as to the steps to be taken if the Participant wishes to have the claim reviewed. If the Committee determines that there are special circumstances requiring additional time to make a decision, the Committee shall give notice to the Participant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90-day period.

                  5.10.2. Appeal of Claim Denial. If a Participant is determined by the Committee to be not eligible for benefits, or if the Participant believes that the Participant is entitled to greater or different benefits, the Participant shall have the opportunity to have the claim reviewed by filing a petition for review within 60 days after the Participant has been given the notice issued by the Committee. If there is no Trust in place with respect to the Participant's benefit, or if there is a Trust, but the Trustee has not agreed to determine appeals from denials of claims for benefits under the Plan, then the petition shall be filed with the Committee. If there is a Trust in place with respect to the Participant's benefit and if the Trustee has agreed to determine appeals from denials of claims for benefits under the Plan, then the petition shall be filed with the Trustee of the Trust. A petition shall state the specific reasons the Participant believes that the Participant is entitled to benefits or greater or different benefits. Within 60 days after the petition has been filed, the Committee or the Trustee, as the case may be, shall afford the Participant an opportunity to present the Participant's position to the Committee or the Trustee, as the case may be, in writing, and the Participant shall have the right to review pertinent documents. The Committee or the Trustee, as the case may be, shall give notice to the Participant of its decision in writing within said 60-day period, stating specifically the basis of the decision written in a manner calculated to be understood by the Participant and the specific provisions of the Plan on which the decision is based. If because of special circumstances, the 60-day period is not sufficient, the decision may be deferred for up to another 60-day period at the election of the Committee or the Trustee, as the case may be, but notice of this deferral shall be given to the Participant.

ARTICLE 6. FUNDING

         Section 6.1. Source of Benefits. All benefits under the Plan shall be paid when due by the Company out of its assets or from the Trust.

         Section 6.2. No Claim on Specific Assets. No Participant shall be deemed to have, by virtue of being a Participant in the Plan, any claim on any specific assets of the Company such that the Participant would be subject to income taxation on the Participant's benefits under the Plan before distribution. The rights of Participants and Beneficiaries to benefits to which they are otherwise entitled under the Plan shall be those of an unsecured general creditor of the Company.

ARTICLE 7. ADMINISTRATION AND FINANCES

         Section 7.1. Administration. The Plan shall be administered by the Committee. The Company shall bear all administrative costs of the Plan other than those specifically charged to a Participant or Beneficiary.

         Section 7.2. Powers of Committee. In addition to the other powers granted under the Plan, the Committee shall have all powers necessary to administer the Plan, including, without limitation, power exercisable in its sole discretion, (a) to interpret the provisions of the Plan; (b) to determine the rights of employees, Participants and Beneficiaries to benefit under the Plan; (c) to establish and revise the method of accounting for the Plan; (d) to maintain the Accounts; (e) to determine Crediting Rates for the Accounts; (f) to establish rules for the administration of the Plan; and (g) to prescribe any forms required to administer the Plan.

         Section 7.3. Actions of the Committee. Except as modified by the Board, the Committee (including any person or entity to whom the Committee has delegated duties, responsibilities or authority, to the extent of such delegation) has total and complete discretionary authority to determine conclusively for all parties all questions arising in the administration of the Plan, to interpret and construe the terms of the Plan, and to determine all questions of eligibility and status of employees, Participants and Beneficiaries under the Plan and their respective interests. Subject to the claims procedures of Section 5.10, all determinations, interpretations, rules and decisions of the Committee (including those made or established by any person or entity to whom the Committee has delegated duties, responsibilities or authority, if made or established pursuant to such delegation) are conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.

         Section 7.4. Delegation. The Committee, or any officer designated by the Committee, shall have the power to delegate specific duties and responsibilities to officers or other employees of the Company or other individuals or entities. Any delegation may be rescinded by the Committee at any time. Each person or entity to whom a duty or responsibility has been delegated shall be responsible for the exercise of such duty or responsibility and shall not be responsible for any act or failure to act of any other person or entity.

         Section 7.5. Reports and Records. The Committee, and those to whom the Committee has delegated duties under the Plan, shall keep records of all their proceedings and actions and shall maintain books of account, records, and other data as shall be necessary for the proper administration of the Plan and for compliance with applicable law.

ARTICLE 8. AMENDMENTS AND TERMINATION.

         Section 8.1. Amendments. The Company, by action of the Board, or the Committee to the extent authorized by the Board, may amend the Plan, in whole or in part, at any time and from time to time. Provided, however, that for a period of 24 months following a Change in Control, no amendment shall be effective without the approval of a majority of the Participants in the Plan. Any amendment shall be filed with the Plan documents. No amendment, however, may be effective to eliminate or reduce any Account balance, determined as of the date of such amendment, of any Participant or of any Beneficiary then eligible for benefits, without such Participant's or Beneficiary's consent.

         Section 8.2. Termination. The Company reserves the right to terminate the Plan at any time by action of the Board. Provided, however, that for a period of 24 months following a Change in Control, no termination shall be effective without the approval of a majority of the

Participants in the Plan. Upon termination of the Plan, all deferrals and Company Contributions will cease and no future deferrals or Company Contributions will be made. Termination of the Plan shall not operate to eliminate or reduce any Account balance, determined as of the date of such termination, of any Participant or of any Beneficiary then eligible for benefits, without such Participant's or Beneficiary's consent. If the Plan is terminated, payments from the Accounts of all Participants and Beneficiaries shall be made as soon as administratively practicable following the termination in a lump sum or, in the discretion of the Company, in installments over a period of no more than three years, commencing within 90 days of the date of termination of the Plan. Provided, however, that if the termination occurs within 24 months following a Change in Control, distribution must be made in a lump sum as soon as administratively practicable (but in no event longer than 90 days) following the termination. Accounts shall be credited with earnings during the payment period in accordance with Section 4.6.

ARTICLE 9. MISCELLANEOUS

         Section 9.1. No Guarantee of Employment. Neither the adoption and maintenance of the Plan nor the execution by the Company of a deferral or Account election with any Participant shall be deemed to be a contract of employment between the Company and any Participant. Nothing contained herein shall give any Participant the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Participant at any time, nor shall it give the Company the right to require any Participant to remain in its employ or to interfere with the Participant's right to terminate the Participant's employment at any time.

         Section 9.2. Release. Any payment of benefits to or for the benefit of a Participant or a Participant's Beneficiaries that is made in good faith by the Company in accordance with the

Company's interpretation of its obligations hereunder shall be in full satisfaction of all claims against the Company for benefits under this Plan to the extent of such payment.

         Section 9.3. Notices. Any notice or communication permitted or required under the Plan shall be in writing and shall be delivered personally, or sent by registered or certified mail, return receipt requested, postage prepaid, or sent by nationally recognized overnight carrier, postage prepaid, or sent by facsimile transmission to the principal office of the Company, if to the Company, or to the address last shown on the records of the Company, if to a Participant or Beneficiary. Such notice or communication shall be deemed given
(a) when delivered if personally delivered; (b) five mailing days after having been placed in the mail, if delivered by registered or certified mail; (c) the business day after having been placed with a nationally recognized overnight carrier, if delivered by nationally recognized overnight carrier, and (d) the business day after transmittal when transmitted with electronic confirmation of receipt, if transmitted by facsimile. Any party may change the address or facsimile number to which notices or communications are to be sent to it by giving notice of such change in the manner herein provided for giving notice.

         Section 9.4. Nonalienation. No benefit payable at any time under this Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, levy, attachment, or encumbrance of any kind by any Participant or Beneficiary.

         Section 9.5. Tax Liability. The Company may withhold or direct the trustee of the Trust to withhold from any payment of benefits (or from any other amounts to be paid to the Participant or Beneficiaries) such amounts as the Company determines are reasonably necessary to pay any taxes (and interest thereon) required to be withheld or for which the trustee of the Trust may become liable under applicable law. The Company may also forward or direct the trustee of the Trust to forward to the appropriate taxing authority any amounts required to be paid by the Company or the Trust under the preceding sentence.

         Section 9.6. Parachute Payments. No gross up or other recalculations of amounts owed under this Plan shall be made to avoid excess parachute payments under Section 280G of the Code or excise tax liability under Section 4995 of the Code.

         Section 9.7. Indemnification. The Company shall indemnify and defend to the fullest extent permitted by law any employee or former employee serving or formerly serving as a member of the Committee against all liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

         Section 9.8. Captions. Article and section headings and captions are provided for purposes of reference and convenience only and shall not be relied upon to construe, define, modify, limit, or extend the scope of any provision of the Plan.

         Section 9.9. Applicable Law. The Plan and all rights hereunder shall be governed by and construed according to the laws of the State of Minnesota, except to the extent such laws are preempted by the laws of the United States of America. The Plan shall be interpreted in a manner consistent with all applicable laws, including the Americans with Disabilities Act.

IN WITNESS WHEREOF, The Sportsman's Guide, Inc. has caused this Plan to be executed by its duly authorized officers this 16th day of August, 2002.

                                    THE SPORTSMAN'S GUIDE, INC.

                                    By /s/ Charles Lingen
                                       ----------------------------------------
                                       Its CFO
                                           ------------------------------------


         The undersigned hereby consent to serve as members of the Committee under the Plan:

                                    /s/ Chuck Lingen
                                    -------------------------------------------
                                    Chuck Lingen

                                    /s/ Berghetta Schmidt
                                    -------------------------------------------
                                    Berghetta Schmidt